Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Vector Holding, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule		Amount Registered(8)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	New CCNB Class A Common Stock, par value $0.0001 per share(2)	—		150,475,093	$9.885	(9)	$1,487,446,294.31	0.0000927	$137,886.27	(12)
	Equity	New CCNB Class A Common Stock, par value $0.0001 per share(3)	—		4,724,703	$9.910	(10)	$46,821,806.73	0.0000927	$4,340.38	(12)
	Equity	New CCNB Series B-1 Common Stock, par value $0.0001 per share(4)	457	(i)	2,570,000	—		—	—	—	(13)
	Equity	New CCNB Series B-2 Common Stock, par value $0.0001 per share(5)	457	(i)	2,570,000	—		—	—		(13)
	Equity	New CCNB Warrants to purchase common stock(6)	457	(g)	39,260,000	—		—	—	—	(14)
	Equity	New CCNB Class A Common stock underlying warrants(7)	—		39,260,000	$11.50	(11)	$451,490,000	0.0000927	$41,853.12	(12)
		Total Offering Amounts						$1,938,936,294.31		$184,080
		Total Fees Previously Paid								$184,080
		Total Fee Offsets								$184,080
		Net Fee Due								$0.00

(1)	All securities being registered will be issued by Vector Holding, LLC (“New CCNB”) following its statutory conversion to a corporation in connection with the Business Combination to be issued pursuant to the merger of CC Neuberger Principal Holdings II (“CCNB”) with and into Vector Domestication Merger Sub, LLC (the “Domestication Merger Sub”), a wholly-owned subsidiary of New CCNB (such merger, the “Domestication Merger”), as described in the proxy statement/prospectus included in the registration statement. Following the Domestication Merger, Domestication Merger Sub will continue to be a wholly-owned direct subsidiary of New CCNB.

(2)	Represents the number of shares of Class A common stock of New CCNB, par value $0.0001 per share (the “New CCNB Class A Common Stock”) issuable upon completion of the Business Combination, as described in the proxy statement/prospectus, in exchange for: (a) (i) 82,800,000 Class A ordinary shares of CCNB, par value $0.0001 per share (the “CCNB Class A Ordinary Shares”), that were registered pursuant to the Registration Statements on Form S-l (File Nos. 333-239875 and 333-240217) (the “IPO Registration Statements”) and offered by CCNB in its initial public offering and (ii) 20,560,000 CCNB Class B ordinary shares, par value $0.0001 per share (the “CCNB Class B Ordinary Shares” and, together with the CCNB Class A Ordinary Shares, the “CCNB Ordinary Shares”), (b) upon the exercise of options for 41,975,093 shares of New CCNB Class A Common Stock (“New CCNB Options”) and (c) (i) 2,570,000 shares of Series B-1 common stock of New CCNB (the “New CCNB Series B-1 Common Stock”) and (ii) 2,570,000 shares of Series B-2 common stock of New CCNB (the “New CCNB Series B-2 Common Stock”), of which each series is convertible into shares of New CCNB Class A Common Stock upon meeting certain vesting criteria as described in the proxy statement/prospectus included in this registration statement.

(3)	Represents the number of shares of New CCNB Class A common stock issuable upon completion of the Business Combination, as described in the proxy statement/prospectus, in exchange for: up to (i) 2,893,088 shares of New CCNB Class A Common Stock issuable to Non-Consenting Getty Images Stockholders and (ii) 1,831,615 shares of New CCNB Class A Common Stock issuable to Non-Consenting Getty Images Stockholders as contingent consideration upon the occurrence of certain triggering events described in the proxy statement/prospectus included in this registration statement.

(4)	Represents the number of shares of New CCNB Series B-1 Common Stock issuable upon completion of the Business Combination, as described in the proxy statement/prospectus, in exchange for 2,570,000 CCNB Class B Ordinary Shares.

(5)	Represents the number of shares of New CCNB Series B-2 Class B Common Stock issuable upon completion of the Business Combination, as described in the proxy statement/prospectus, in exchange for 2,570,000 CCNB Class B Ordinary Shares.

(6)	Represents warrants to acquire shares of New CCNB Class A Common Stock (“New CCNB Warrants”) with a per share exercise price of $11.50, issuable in exchange for (a) 20,700,000 public warrants (as defined below) and (b) 18,560,000 Private Placement Warrants (as defined below).

(7)	Represents 39,260,000 shares of New CCNB Class A Common Stock, issuable upon exercise by holders of New CCNB Warrants following the completion of the Business Combination.

(8)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(9)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of CCNB on the New York Stock Exchange (“NYSE”) on January 11, 2022 ($9.885 per Class A ordinary share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(10)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of CCNB on the NYSE on January 11, 2022 ($9.91 per Class A ordinary share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(11)	Pursuant to Rule 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the shares underlying the warrants is calculated based on an exercise price of $11.50 per share.

(12)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.

(13)	No registration fee is required pursuant to Rule 457(i) under the Securities Act.

(14)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

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